Exhibit 99.1

FOR IMMEDIATE RELEASE

SBA Communications Corporation Reports First Quarter 2022 Results;

Updates Full Year 2022 Outlook; and Declares Quarterly Cash Dividend

Boca Raton, Florida, April 25, 2022 (BUSINESS NEWSWIRE) — SBA Communications Corporation (Nasdaq: SBAC) (“SBA” or the “Company”) today reported results for the quarter ended March 31, 2022.

Highlights of the first quarter include:

•	Net income of $188.3 million or $1.72 per share

•	AFFO per share increased 14.7% over the prior year period

•	Total revenue of $619.7 million, a 12.9% growth over the prior year period

•	Repurchased 1.3 million shares in the first quarter at an average price per share of $332.00

In addition, the Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.71 per share of the Company’s Class A Common Stock. The distribution is payable June 14, 2022 to the shareholders of record at the close of business on May 19, 2022.

“We are off to a very strong start to 2022,” commented Jeffrey A. Stoops, President and Chief Executive Officer. “We produced double-digit growth in AFFO per share while operationally executing at a very high level. Our cash flows continue to grow, providing multiple opportunities for the creation of additional shareholder value. We materially increased our cash dividend while maintaining a cash dividend / AFFO per share ratio of less than 25%. We are experiencing strong demand in substantially all our markets. Based on our backlogs and conversations with our customers, we expect elevated leasing activities to continue through 2022 and into 2023. All of our US wireless carrier customers are actively engaged in building out their 5G networks and we are committed and have the resources to help them achieve their goals. Our services personnel have never been busier. Internationally, growth in the first quarter was very strong, driven by organic lease-up, increased CPI-based escalators and portfolio growth. We closed on the Tanzania acquisition early in the first quarter, and we are off to a good start in that new market. With spectrum auctions now complete, we expect 5G deployments from our customers in Brazil and South Africa, our two largest international markets, to begin to accelerate. These activity levels have allowed us to increase our 2022 Outlook on all important metrics and give us tremendous confidence in strong organic leasing growth over the next couple of years. We believe the future is very bright, and we are excited to support our customers in the advancement of wireless networks across all of our markets. The favorable operational environment, expected strong execution on our part and opportunistic allocation of capital into both quality new assets and stock repurchases should allow us to continue to produce material growth in AFFO per share and total shareholder return.”

Operating Results

The table below details select financial results for the three months ended March 31, 2022 and comparisons to the prior year period.

	Q1 2022	Q1 2021	$ Change	% Change	% Change excluding FX(1)

Consolidated	($ in millions, except per share amounts)
Site leasing revenue	$559.4	$505.1	$54.3	10.8%	10.3%
Site development revenue	60.3	43.6	16.7	38.3%	38.3%
Tower cash flow (1)	445.3	411.8	33.5	8.1%	7.8%
Net income (loss)	188.3	(11.7)	200.0	NM	158.0%
Earnings per share—diluted	1.72	(0.11)	1.83	NM	161.0%
Adjusted EBITDA (1)	423.8	390.1	33.7	8.6%	8.2%
AFFO (1)	324.3	286.3	38.0	13.3%	12.6%
AFFO per share (1)	2.96	2.58	0.38	14.7%	14.0%

(1)	See the reconciliations and other disclosures under “Non-GAAP Financial Measures” later in this press release.

NM—not meaningful.

Total revenues in the first quarter of 2022 were $619.7 million compared to $548.7 million in the prior year period, an increase of 12.9%. Site leasing revenue in the first quarter of 2022 of $559.4 million was comprised of domestic site leasing revenue of $433.0 million and international site leasing revenue of $126.4 million. Domestic cash site leasing revenue in the first quarter of 2022 was $423.5 million compared to $402.2 million in the prior year period, an increase of 5.3%. International cash site leasing revenue in the first quarter of 2022 was $127.9 million compared to $102.3 million in the prior year period, an increase of 25.1%, or an increase of 22.8% on a constant currency basis. Site development revenues in the first quarter of 2022 were $60.3 million compared to $43.6 million in the prior year period, an increase of 38.3%.

Site leasing operating profit in the first quarter of 2022 was $452.3 million, an increase of 10.4% over the prior year period. Site leasing contributed 96.9% of the Company’s total operating profit in the first quarter of 2022. Domestic site leasing segment operating profit in the first quarter of 2022 was $367.2 million, an increase of 8.5% over the prior year period. International site leasing segment operating profit in the first quarter of 2022 was $85.1 million, an increase of 19.4% from the prior year period.

Tower Cash Flow in the first quarter of 2022 of $445.3 million was comprised of Domestic Tower Cash Flow of $358.4 million and International Tower Cash Flow of $86.9 million. Domestic Tower Cash Flow in the first quarter of 2022 increased 5.6% over the prior year period and International Tower Cash Flow increased 20.0% over the prior year period, or increased 17.9% on a constant currency basis. Tower Cash Flow Margin was 80.8% in the first quarter of 2022, as compared to 81.6% for the prior year period.

Net income in the first quarter of 2022 was $188.3 million, or $1.72 per share, and included a $72.9 million gain, net of taxes, on the currency-related remeasurement of U.S. dollar denominated intercompany loans with foreign subsidiaries. Net loss in the first quarter of 2021 was $11.7 million, or $(0.11) per share, and included a $57.0 million loss, net of taxes, on the currency-related remeasurement of U.S. dollar denominated intercompany loans with foreign subsidiaries.

Adjusted EBITDA in the first quarter of 2022 was $423.8 million, an 8.6% increase over the prior year period. Adjusted EBITDA Margin in the first quarter of 2022 was 69.3% compared to 71.2% in the prior year period.

Net Cash Interest Expense in the first quarter of 2022 was $79.8 million compared to $89.5 million in the prior year period, a decrease of 10.8%.

AFFO in the first quarter of 2022 was $324.3 million, a 13.3% increase over the prior year period. AFFO per share in the first quarter of 2022 was $2.96, a 14.7% increase over the prior year period.

Investing Activities

During the first quarter of 2022, SBA acquired 1,807 communication sites for total cash consideration of $215.4 million, including 1,445 sites under the previously announced deal with Airtel Tanzania for $176.1 million. SBA also built 86 towers during the first quarter of 2022. As of March 31, 2022, SBA owned or operated 36,017 communication sites, 17,363 of which are located in the United States and its territories and 18,654 of which are located internationally. In addition, the Company spent $8.7 million to purchase land and easements and to extend lease terms. Total cash capital expenditures for the first quarter of 2022 were $253.2 million, consisting of $12.3 million of non-discretionary cash capital expenditures (tower maintenance and general corporate) and $240.9 million of discretionary cash capital expenditures (new tower builds, tower augmentations, acquisitions, and purchasing land and easements).

Subsequent to the first quarter of 2022, the Company purchased or is under contract to purchase 358 communication sites and one data center for an aggregate consideration of $177.1 million in cash. The Company anticipates that these acquisitions will be consummated by the end of the fourth quarter of 2022.

Financing Activities and Liquidity

SBA ended the first quarter of 2022 with $12.7 billion of total debt, $9.7 billion of total secured debt, $334.1 million of cash and cash equivalents, short-term restricted cash, and short-term investments, and $12.4 billion of Net Debt. SBA’s Net Debt and Net Secured Debt to Annualized Adjusted EBITDA Leverage Ratios were 7.3x and 5.5x, respectively.

As of the date of this press release, the Company had $590.0 million outstanding under the $1.5 billion Revolving Credit Facility.

During the first quarter of 2022, the Company repurchased 1.3 million shares of its Class A common stock for $431.6 million at an average price per share of $332.00 under its $1.0 billion stock repurchase plan. After these repurchases, the Company had $504.7 million of authorization remaining under the plan. Shares repurchased were retired.

In the first quarter of 2022, the Company declared and paid a cash dividend of $76.9 million.

Outlook

The Company is updating its full year 2022 Outlook for anticipated results. The Outlook provided is based on a number of assumptions that the Company believes are reasonable at the time of this press release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in the Company’s filings with the Securities and Exchange Commission.

The Company’s full year 2022 Outlook assumes the acquisitions of only those communication sites under contract and anticipated to close at the time of this press release. The Company may spend additional capital in 2022 on acquiring revenue producing assets not yet identified or under contract, the impact of which is not reflected in the 2022 guidance. The Outlook also does not contemplate any additional repurchases of the Company’s stock during 2022, although the Company may ultimately spend capital to repurchase additional stock during the remainder of the year.

The Company’s Outlook assumes an average foreign currency exchange rate of 5.00 Brazilian Reais to 1.0 U.S. Dollar, 1.25 Canadian Dollars to 1.0 U.S. Dollar, 2,318 Tanzanian shillings to 1.0 U.S. Dollar, and 15.70 South African Rand to 1.0 U.S. Dollar throughout the last three quarters of 2022.

(in millions, except per share amounts)	Full Year 2022	Change from February 28, 2022 Outlook (7)	Change from February 28, 2022 Outlook Excluding FX
Site leasing revenue (1)	$2,273.0 to $ 2,293.0	$38.0	$17.0
Site development revenue	$220.0 to $ 240.0	$27.0	$27.0
Total revenues	$2,493.0 to $ 2,533.0	$65.0	$44.0
Tower Cash Flow (2)	$1,802.0 to $ 1,822.0	$23.0	$9.0
Adjusted EBITDA (2)	$1,704.0 to $ 1,724.0	$31.0	$18.0
Net cash interest expense (3)	$325.0 to $ 330.0	$5.0	$5.5
Non-discretionary cash capital expenditures (4)	$47.0 to $ 57.0	$2.0	$2.0
AFFO (2)	$1,286.0 to $ 1,326.0	$23.0	$10.0
AFFO per share (2) (5)	$11.72 to $ 12.09	$0.24	$0.12
Discretionary cash capital expenditures (6)	$615.0 to $ 635.0	$90.0	$81.0

(1)	The Company’s Outlook for site leasing revenue includes revenue associated with pass through reimbursable expenses.
(2)	See the reconciliation of this non-GAAP financial measure presented below under “Non-GAAP Financial Measures.”
(3)	Net cash interest expense is defined as interest expense less interest income. Net cash interest expense does not include amortization of deferred financing fees or non-cash interest expense.
(4)	Consists of tower maintenance and general corporate capital expenditures.
(5)

Outlook for AFFO per share is calculated by dividing the Company’s outlook for AFFO by an assumed weighted average number of diluted common shares of 109.7 million. Our Outlook does not include the impact of any potential future repurchases of the Company’s stock during 2022.

(6)

Consists of new tower builds, tower augmentations, communication site acquisitions and ground lease purchases. Does not include expenditures for acquisitions of revenue producing assets not under contract at the date of this press release.

(7)	Changes from prior outlook are measured based on the midpoint of outlook ranges provided.

Conference Call Information

SBA Communications Corporation will host a conference call on Monday, April 25, 2022 at 5:00 PM (EDT) to discuss the quarterly results. The call may be accessed as follows:

When:	Monday, April 25, 2022 at 5:00 PM (EDT)

Dial-in Number:	(844) 867-6169

Access Code:	1653120

Conference Name:	SBA First quarter 2022 results

Replay Available:	April 25, 2022 at 11:00 PM to May 9, 2022 at 12:00 AM (TZ: Eastern)

Replay Number:	(866) 207-1041 – Access Code: 9041995

Internet Access:	www.sbasite.com

Information Concerning Forward-Looking Statements

This press release and our earnings call include forward-looking statements, including statements regarding the Company’s expectations or beliefs regarding (i) customer activity and demand for the Company’s wireless communications infrastructure during 2022 and thereafter, both domestically and internationally, and the impact of customer 5G buildout and deployment, including in our Brazil and South Africa markets, on such demand, (ii) the

Company’s future organic leasing growth, (iii) the Company’s leasing backlogs and the impact of that backlog on future customer activity, (iv) the Company’s future capital allocation and its impact on the Company’s financial results and total shareholder return, (v) the Company’s financial and operational performance in 2022, the assumptions it made and the drivers contributing to its updated full year guidance, (vi) the timing of closing for currently pending acquisitions, and (vii) foreign exchange rates and their impact on the Company’s financial and operational guidance.

The Company wishes to caution readers that these forward-looking statements may be affected by the risks and uncertainties in the Company’s business as well as other important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. With respect to the Company’s expectations regarding all of these statements, including its financial and operational guidance, such risk factors include, but are not limited to: (1) the ability and willingness of wireless service providers to maintain or increase their capital expenditures; (2) the Company’s ability to identify and acquire sites at prices and upon terms that will provide accretive portfolio growth; (3) the Company’s ability to accurately identify and manage any risks associated with its acquired sites, to effectively integrate such sites into its business and to achieve the anticipated financial results; (4) the Company’s ability to secure and retain as many site leasing tenants as planned at anticipated lease rates; (5) the impact of continued consolidation among wireless service providers in the U.S. and internationally, including the impact of the completed T-Mobile and Sprint merger, on the Company’s leasing revenue; (6) the Company’s ability to successfully manage the risks associated with international operations, including risks associated with foreign currency exchange rates; (7) the Company’s ability to secure and deliver anticipated services business at contemplated margins; (8) the Company’s ability to maintain expenses and cash capital expenditures at appropriate levels for its business while seeking to attain its investment goals; (9) the Company’s ability to acquire land underneath towers on terms that are accretive; (10) the economic climate for the wireless communications industry in general and the wireless communications infrastructure providers in particular in the United States, Brazil, South Africa, Tanzania, and in other international markets; (11) the ability of Dish to compete as a nationwide carrier; (12) the Company’s ability to obtain future financing at commercially reasonable rates or at all; (13) the ability of the Company to achieve its long-term stock repurchases strategy, which will depend, among other things, on the trading price of the Company’s common stock, which may be positively or negatively impacted by the repurchase program, market and business conditions; (14) the Company’s ability to achieve the new builds targets included in its anticipated annual portfolio growth goals, which will depend, among other things, on obtaining zoning and regulatory approvals, weather, availability of labor and supplies and other factors beyond the Company’s control that could affect the Company’s ability to build additional towers in 2022; (15) the extent and duration of the impact of the COVID-19 pandemic on the global economy, on the Company’s business and results of operations, and on foreign currency exchange rates; and (16) the Company’s ability to meet its total portfolio growth, which will depend, in addition to the new build risks, on the availability of sufficient towers for sale to meet our targets, competition from third parties for such acquisitions and our ability to negotiate the terms of, and acquire, these potential tower portfolios on terms that meet our internal return criteria. With respect to its expectations regarding the ability to close pending acquisitions, these factors also include satisfactorily completing due diligence, the amount and quality of due diligence that the Company is able to complete prior to closing of any acquisition and its ability to accurately anticipate the future performance of the acquired towers, the ability to receive required regulatory approval, the ability and willingness of each party to fulfill their respective closing conditions and their contractual obligations and the availability of cash on hand or borrowing capacity under the Revolving Credit Facility to fund the consideration. With respect to the repurchases under the Company’s stock repurchase program, the amount of shares repurchased, if any, and the timing of such repurchases will depend on, among other things, the trading price of the Company’s common stock, which may be positively or negatively impacted by the repurchase program, market and business conditions, the availability of stock, the Company’s financial performance or determinations following the date of this announcement in order to use the Company’s funds for other purposes. With respect to the recent acquisition of towers in Tanzania and greenfield build operations in the Philippines, these factors also include a variety of factors outside of the Company’s control, including the accuracy of the information provided to the Company, the health of the Tanzanian and Philippine economies and wireless communications markets, and the willingness of carriers to invest in their networks in those markets. Furthermore, the Company’s forward-looking statements and its 2022 outlook assumes that the Company continues to qualify for treatment as a REIT for U.S. federal income tax purposes and that the Company’s business is currently operated in a manner that complies with the REIT rules and that it will be able to continue to comply with and conduct its business in accordance with such rules. In addition, these forward-looking statements and the information in this press release is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings, including the Company’s Annual Report on Form 10-K filed with the Commission on March 1, 2022.

This press release contains non-GAAP financial measures. Reconciliation of each of these non-GAAP financial measures and the other Regulation G information is presented below under “Non-GAAP Financial Measures.”

This press release will be available on our website at www.sbasite.com.

About SBA Communications Corporation

SBA Communications Corporation is a first choice provider and leading owner and operator of wireless communications infrastructure in North, Central, and South America, South Africa, the Philippines, and Tanzania. By “Building Better Wireless,” SBA generates revenue from two primary businesses – site leasing and site development services. The primary focus of the Company is the leasing of antenna space on its multi-tenant communication sites to a variety of wireless service providers under long-term lease contracts. For more information please visit: www.sbasite.com.

Contacts

Mark DeRussy, CFA

Capital Markets

561-226-9531

Lynne Hopkins

Media Relations

561-226-9431

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited) (in thousands, except per share amounts)

	For the three months
	ended March 31,
	2022	2021
Revenues:
Site leasing	$559,432	$505,103
Site development	60,338	43,636

Total revenues	619,770	548,739

Operating expenses:
Cost of revenues (exclusive of depreciation, accretion, and amortization shown below):
Cost of site leasing	107,155	95,368
Cost of site development	45,773	34,406
Selling, general, and administrative expenses (1)	62,124	51,601
Acquisition and new business initiatives related adjustments and expenses	5,104	5,001
Asset impairment and decommission costs	8,512	4,903
Depreciation, accretion, and amortization	174,323	183,881

Total operating expenses	402,991	375,160

Operating income	216,779	173,579

Other income (expense):
Interest income	2,502	632
Interest expense	(82,252)	(90,095)
Non-cash interest expense	(11,526)	(11,804)
Amortization of deferred financing fees	(4,881)	(4,891)
Loss from extinguishment of debt, net	—	(11,652)
Other income (expense), net	108,161	(88,436)

Total other income (expense), net	12,004	(206,246)

Income (loss) before income taxes	228,783	(32,667)
(Provision) benefit for income taxes	(40,477)	20,922

Net income (loss)	188,306	(11,745)
Net loss attributable to noncontrolling interests	317	—

Net income (loss) attributable to SBA Communications Corporation	$188,623	$(11,745)

Net income (loss) per common share attributable to SBA Communications Corporation:
Basic	$1.75	$(0.11)

Diluted	$1.72	$(0.11)

Weighted average number of common shares
Basic	108,086	109,469

Diluted	109,544	109,469

(1)	Includes non-cash compensation of $24,116 and $19,584 for the three months ended March 31, 2022 and 2021, respectively.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par values)

	March 31,	December 31,
	2022	2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$263,569	$367,278
Restricted cash	69,781	65,561
Accounts receivable, net	121,583	101,950
Costs and estimated earnings in excess of billings on uncompleted contracts	48,028	48,844
Prepaid expenses and other current assets	36,462	30,813

Total current assets	539,423	614,446
Property and equipment, net	2,674,679	2,575,487
Intangible assets, net	2,909,789	2,803,247
Operating lease right-of-use assets, net	2,362,287	2,268,470
Acquired and other right-of-use assets, net	1,017,508	964,405
Other assets	638,414	575,644

Total assets	$10,142,100	$9,801,699

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$40,583	$34,066
Accrued expenses	80,628	68,070
Current maturities of long-term debt	24,000	24,000
Deferred revenue	195,553	184,380
Accrued interest	23,710	49,096
Current lease liabilities	254,448	238,497
Other current liabilities	21,367	18,222

Total current liabilities	640,289	616,331
Long-term liabilities:
Long-term debt, net	12,607,332	12,278,694
Long-term lease liabilities	2,050,790	1,981,353
Other long-term liabilities	232,799	191,475

Total long-term liabilities	14,890,921	14,451,522
Redeemable noncontrolling interests	36,037	17,250
Shareholders’ deficit:
Preferred stock - par value $0.01, 30,000 shares authorized, no shares issued or outstanding	—	—
Common stock - Class A, par value $0.01, 400,000 shares authorized, 107,806 shares and 108,956 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	1,078	1,089
Additional paid-in capital	2,688,835	2,681,347
Accumulated deficit	(7,523,696)	(7,203,531)
Accumulated other comprehensive loss, net	(591,364)	(762,309)

Total shareholders’ deficit	(5,425,147)	(5,283,404)

Total liabilities, redeemable noncontrolling interests, and shareholders’ deficit	$10,142,100	$9,801,699

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited) (in thousands)

	For the three months
	ended March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$188,306	$(11,745)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, accretion, and amortization	174,323	183,881
(Gain) loss on remeasurement of U.S. denominated intercompany loans	(109,644)	86,251
Non-cash compensation expense	24,747	20,422
Non-cash asset impairment and decommission costs	8,366	4,791
Loss from extinguishment of debt, net	—	10,652
Deferred income tax provision (benefit)	34,262	(26,837)
Other non-cash items reflected in the Statements of Operations	16,896	17,413
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable and costs and estimated earnings in excess of billings on uncompleted contracts, net	(9,812)	(4,523)
Prepaid expenses and other assets	(2,285)	3,517
Operating lease right-of-use assets, net	33,682	29,865
Accounts payable and accrued expenses	(6,918)	(4,667)
Accrued interest	(25,384)	(27,347)
Long-term lease liabilities	(31,038)	(26,393)
Other liabilities	28,981	30,218

Net cash provided by operating activities	324,482	285,498

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions	(215,181)	(1,052,676)
Capital expenditures	(38,008)	(24,536)
Other investing activities	(2,692)	628

Net cash used in investing activities	(255,881)	(1,076,584)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings under Revolving Credit Facility	330,000	210,000
Proceeds from issuance of Senior Notes, net of fees	—	1,485,670
Repayment of Senior Notes	—	(757,500)
Repurchase and retirement of common stock	(431,667)	(168,923)
Payment of dividends on common stock	(76,873)	(63,412)
Proceeds from employee stock purchase/stock option plans	10,836	10,838
Payments related to taxes on net settlement of stock options and restricted stock units	(9,228)	(8,823)
Other financing activities	(6,818)	(6,507)

Net cash (used in) provided by financing activities	(183,750)	701,343

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	15,961	(10,880)
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(99,188)	(100,623)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH:
Beginning of period	435,626	342,808

End of period	$336,438	$242,185

Selected Capital Expenditure Detail

	For the three months ended March 31,
	2022	2021

	(in thousands)
Construction and related costs	$16,477	$8,823
Augmentation and tower upgrades	9,274	7,560
Non-discretionary capital expenditures:
Tower maintenance	9,327	7,313
General corporate	2,930	840

Total non-discretionary capital expenditures	12,257	8,153

Total capital expenditures	$38,008	$24,536

Communication Site Portfolio Summary

	Domestic	International	Total
Sites owned at December 31, 2021	17,356	16,821	34,177
Sites acquired during the first quarter	9	1,798	1,807
Sites built during the first quarter	1	85	86
Sites decommissioned/reclassified during the first quarter	(3)	(50)	(53)

Sites owned at March 31, 2022	17,363	18,654	36,017

Segment Operating Profit and Segment Operating Profit Margin

Domestic site leasing and International site leasing are the two segments within our site leasing business. Segment operating profit is a key business metric and one of our two measures of segment profitability. The calculation of Segment operating profit for each of our segments is set forth below.

	Domestic Site Leasing		Int’l Site Leasing		Site Development
	For the three months		For the three months		For the three months
	ended March 31,		ended March 31,		ended March 31,
	2022	2021	2022	2021	2022	2021

	(in thousands)
Segment revenue	$432,986	$403,579	$126,446	$101,524	$60,338	$43,636
Segment cost of revenues (excluding depreciation, accretion, and amort.)	(65,804)	(65,120)	(41,351)	(30,248)	(45,773)	(34,406)

Segment operating profit	$367,182	$338,459	$85,095	$71,276	$14,565	$9,230

Segment operating profit margin	84.8%	83.9%	67.3%	70.2%	24.1%	21.2%

Non-GAAP Financial Measures

The press release contains non-GAAP financial measures including (i) Cash Site Leasing Revenue, Tower Cash Flow, and Tower Cash Flow Margin; (ii) Adjusted EBITDA, Annualized Adjusted EBITDA, and Adjusted EBITDA Margin; (iii) Funds from Operations (“FFO”), Adjusted Funds from Operations (“AFFO”), and AFFO per share; (iv) Net Debt, Net Secured Debt, Leverage Ratio, and Secured Leverage Ratio (collectively, our “Non-GAAP Debt Measures”); and (v) certain financial metrics after eliminating the impact of changes in foreign currency exchange rates (collectively, our “Constant Currency Measures”).

We have included these non-GAAP financial measures because we believe that they provide investors additional tools in understanding our financial performance and condition.

Specifically, we believe that:

(1) Cash Site Leasing Revenue and Tower Cash Flow are useful indicators of the performance of our site leasing operations;

(2) Adjusted EBITDA is useful to investors or other interested parties in evaluating our financial performance. Adjusted EBITDA is the primary measure used by management (1) to evaluate the economic productivity of our operations and (2) for purposes of making decisions about allocating resources to, and assessing the performance of, our operations. Management believes that Adjusted EBITDA helps investors or other interested parties meaningfully evaluate and compare the results of our operations (1) from period to period and (2) to our competitors, by excluding the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation, amortization and accretion) from our financial results. Management also believes Adjusted EBITDA is frequently used by investors or other interested parties in the evaluation of REITs. In addition, Adjusted EBITDA is similar to the measure of current financial performance generally used in our debt covenant calculations. Adjusted EBITDA should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance;

(3) FFO, AFFO and AFFO per share, which are metrics used by our public company peers in the communication site industry, provide investors useful indicators of the financial performance of our business and permit investors an additional tool to evaluate the performance of our business against those of our two principal competitors. FFO, AFFO, and AFFO per share are also used to address questions we receive from analysts and investors who routinely assess our operating performance on the basis of these performance measures, which are considered industry standards. We believe that FFO helps investors or other interested parties meaningfully evaluate financial performance by excluding the impact of our asset base (primarily depreciation, amortization and accretion and asset impairment and decommission costs). We believe that AFFO and AFFO per share help investors or other interested parties meaningfully evaluate our financial performance as they include (1) the impact of our capital structure (primarily interest expense on our outstanding debt) and (2) sustaining capital expenditures and exclude the impact of (1) our asset base (primarily depreciation, amortization and accretion and asset impairment and decommission costs) and (2) certain non-cash items, including straight-lined revenues and expenses related to fixed escalations and rent free periods and the non-cash portion of our reported tax provision. GAAP requires rental revenues and expenses related to leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. In accordance with GAAP, if payment terms call for fixed escalations, or rent free periods, the revenue or expense is recognized on a straight-lined basis over the fixed, non-cancelable term of the contract. We only use AFFO as a performance measure. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flows from operations or as residual cash flow available for discretionary investment. We believe our definition of FFO is consistent with how that term is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and that our definition and use of AFFO and AFFO per share is consistent with those reported by the other communication site companies;

(4) Our Non-GAAP Debt Measures provide investors a more complete understanding of our net debt and leverage position as they include the full principal amount of our debt which will be due at maturity and, to the extent that such measures are calculated on Net Debt are net of our cash and cash equivalents, short-term restricted cash, and short-term investments; and

(5) Our Constant Currency Measures provide management and investors the ability to evaluate the performance of the business without the impact of foreign currency exchange rate fluctuations.

In addition, Tower Cash Flow, Adjusted EBITDA, and our Non-GAAP Debt Measures are components of the calculations used by our lenders to determine compliance with certain covenants under our Senior Credit Agreement and indentures relating to our 2020 Senior Notes and 2021 Senior Notes. These non-GAAP financial measures are not intended to be an alternative to any of the financial measures provided in our results of operations or our balance sheet as determined in accordance with GAAP.

Financial Metrics after Eliminating the Impact of Changes In Foreign Currency Exchange Rates

We eliminate the impact of changes in foreign currency exchange rates for each of the financial metrics listed in the table below by dividing the current period’s financial results by the average monthly exchange rates of the prior year period, and by eliminating the impact of the remeasurement of our intercompany loans. The table below provides the reconciliation of the reported growth rate year-over-year of each of such measures to the growth rate after eliminating the impact of changes in foreign currency exchange rates to such measure.

	First quarter
	2022 year	Foreign	Growth excluding
	over year	currency	foreign
	growth rate	impact	currency impact
Total site leasing revenue	10.8%	0.5%	10.3%
Total cash site leasing revenue	9.3%	0.5%	8.8%
Int’l cash site leasing revenue	25.1%	2.3%	22.8%
Total site leasing segment operating profit	10.4%	0.4%	10.0%
Int’l site leasing segment operating profit	19.4%	2.1%	17.3%
Total site leasing tower cash flow	8.1%	0.3%	7.8%
Int’l site leasing tower cash flow	20.0%	2.1%	17.9%
Net income (loss)	NM	NM	158.0%
Earnings per share—diluted	NM	NM	161.0%
Adjusted EBITDA	8.6%	0.4%	8.2%
AFFO	13.3%	0.7%	12.6%
AFFO per share	14.7%	0.7%	14.0%

NM—not meaningful.

Cash Site Leasing Revenue, Tower Cash Flow, and Tower Cash Flow Margin

The table below sets forth the reconciliation of Cash Site Leasing Revenue and Tower Cash Flow to their most comparable GAAP measurement and Tower Cash Flow Margin, which is calculated by dividing Tower Cash Flow by Cash Site Leasing Revenue.

	Domestic Site Leasing		Int’l Site Leasing		Total Site Leasing
	For the three months		For the three months		For the three months
	ended March 31,		ended March 31,		ended March 31,
	2022	2021	2022	2021	2022	2021

	(in thousands)
Site leasing revenue	$432,986	$403,579	$126,446	$101,524	$559,432	$505,103
Non-cash straight-line leasing revenue	(9,484)	(1,330)	1,483	754	(8,001)	(576)

Cash site leasing revenue	423,502	402,249	127,929	102,278	551,431	504,527
Site leasing cost of revenues (excluding depreciation, accretion, and amortization)	(65,804)	(65,120)	(41,351)	(30,248)	(107,155)	(95,368)
Non-cash straight-line ground lease expense	694	2,214	359	427	1,053	2,641

Tower Cash Flow	$358,392	$339,343	$86,937	$72,457	$445,329	$411,800

Tower Cash Flow Margin	84.6%	84.4%	68.0%	70.8%	80.8%	81.6%

Forecasted Tower Cash Flow for Full Year 2022

The table below sets forth the reconciliation of forecasted Tower Cash Flow set forth in the Outlook section to its most comparable GAAP measurement for the full year 2022:

	Full Year 2022
	(in millions)
Site leasing revenue	$2,273.0	to	$2,293.0
Non-cash straight-line leasing revenue	(32.5)	to	(27.5)

Cash site leasing revenue	2,240.5	to	2,265.5
Site leasing cost of revenues (excluding depreciation, accretion, and amortization)	(438.5)	to	(448.5)
Non-cash straight-line ground lease expense	—	to	5.0

Tower Cash Flow	$1,802.0	to	$1,822.0

Adjusted EBITDA, Annualized Adjusted EBITDA, and Adjusted EBITDA Margin

The table below sets forth the reconciliation of Adjusted EBITDA to its most comparable GAAP measurement.

	For the three months
	ended March 31,
	2022	2021

	(in thousands)
Net income (loss)	$188,306	$(11,745)
Non-cash straight-line leasing revenue	(8,001)	(576)
Non-cash straight-line ground lease expense	1,053	2,641
Non-cash compensation	24,747	20,422
Loss from extinguishment of debt, net	—	11,652
Other (income) expense, net	(108,161)	88,436
Acquisition and new business initiatives related adjustments and expenses	5,104	5,001
Asset impairment and decommission costs	8,512	4,903
Interest income	(2,502)	(632)
Total interest expense (1)	98,659	106,790
Depreciation, accretion, and amortization	174,323	183,881
Provision (benefit) for taxes (2)	41,711	(20,702)

Adjusted EBITDA	$423,751	$390,071

Annualized Adjusted EBITDA (3)	$1,695,004	$1,560,284

(1)	Total interest expense includes interest expense, non-cash interest expense, and amortization of deferred financing fees.
(2)

For the three months ended March 31, 2022 and 2021, these amounts included $1,234 and $220, respectively, of franchise and gross receipts taxes reflected in the Statements of Operations in selling, general and administrative expenses.

(3)	Annualized Adjusted EBITDA is calculated as Adjusted EBITDA for the most recent quarter multiplied by four.

The calculation of Adjusted EBITDA Margin is as follows:

	For the three months
	ended March 31,
	2022	2021

	(in thousands)
Total revenues	$619,770	$548,739
Non-cash straight-line leasing revenue	(8,001)	(576)

Total revenues minus non-cash straight-line leasing revenue	$611,769	$548,163

Adjusted EBITDA	$423,751	$390,071

Adjusted EBITDA Margin	69.3%	71.2%

Forecasted Adjusted EBITDA for Full Year 2022

The table below sets forth the reconciliation of the forecasted Adjusted EBITDA set forth in the Outlook section to its most comparable GAAP measurement for the full year 2022:

	Full Year 2022
	(in millions)
Net income	$470.5	to	$515.5
Non-cash straight-line leasing revenue	(32.5)	to	(27.5)
Non-cash straight-line ground lease expense	—	to	5.0
Non-cash compensation	101.0	to	96.0
Loss from extinguishment of debt, net	2.5	to	2.5
Other income, net	(61.0)	to	(61.0)
Acquisition and new business initiatives related adjustments and expenses	23.5	to	18.5
Asset impairment and decommission costs	30.0	to	25.0
Interest income	(11.0)	to	(8.0)
Total interest expense (1)	406.0	to	398.0
Depreciation, accretion, and amortization	710.0	to	700.0
Provision for taxes (2)	65.0	to	60.0

Adjusted EBITDA	$1,704.0	to	$1,724.0

(1)	Total interest expense includes interest expense, non-cash interest expense, and amortization of deferred financing fees.
(2)	Includes projections for franchise taxes and gross receipts taxes, which will be reflected in the Statement of Operations in Selling, general, and administrative expenses.

Funds from Operations (“FFO”), Adjusted Funds from Operations (“AFFO”), and AFFO per share

The table below sets forth the reconciliations of FFO and AFFO to their most comparable GAAP measurement.

	For the three months
	ended March 31,
(in thousands, except per share amounts)	2022	2021
Net income (loss)	$188,306	$(11,745)
Real estate related depreciation, amortization, and accretion	173,235	182,886
Asset impairment and decommission costs	8,512	4,903

FFO	$370,053	$176,044
Adjustments to FFO:
Non-cash straight-line leasing revenue	(8,001)	(576)
Non-cash straight-line ground lease expense	1,053	2,641
Non-cash compensation	24,747	20,422
Adjustment for non-cash portion of tax provision (benefit)	34,262	(26,837)
Non-real estate related depreciation, amortization, and accretion	1,088	995
Amortization of deferred financing costs and debt discounts and non-cash interest expense	16,407	16,695
Loss from extinguishment of debt, net	—	11,652
Other (income) expense, net	(108,161)	88,436
Acquisition and new business initiatives related adjustments and expenses	5,104	5,001
Non-discretionary cash capital expenditures	(12,257)	(8,153)

AFFO	$324,295	$286,320
Adjustments for joint venture partner interest	(654)	—

AFFO attributable to SBA Communications Corporation	$323,641	$286,320

Weighted average number of common shares (1)	109,544	111,118

AFFO per share	$2.96	$2.58

AFFO per share attributable to SBA Communications Corporation	$2.95	$2.58

(1)	For purposes of the AFFO per share calculation, the basic weighted average number of common shares has been adjusted to include the dilutive effect of stock options and restricted stock units.

Forecasted AFFO for the Full Year 2022

The table below sets forth the reconciliation of the forecasted AFFO and AFFO per share set forth in the Outlook section to its most comparable GAAP measurement for the full year 2022:

(in millions, except per share amounts)	Full Year 2022
Net income	$470.5	to	$515.5
Real estate related depreciation, amortization, and accretion	700.0	to	695.0
Asset impairment and decommission costs	30.0	to	25.0

FFO	$1,200.5	to	$1,235.5
Adjustments to FFO:
Non-cash straight-line leasing revenue	(32.5)	to	(27.5)
Non-cash straight-line ground lease expense	—	to	5.0
Non-cash compensation	101.0	to	96.0
Adjustment for non-cash portion of tax provision	34.0	to	34.0
Non-real estate related depreciation, amortization, and accretion	10.0	to	5.0
Amortization of deferred financing costs and debt discounts and non-cash interest expense	65.0	to	65.0
Loss from extinguishment of debt, net	2.5	to	2.5
Other income, net	(61.0)	to	(61.0)
Acquisition and new business initiatives related adjustments and expenses	23.5	to	18.5
Non-discretionary cash capital expenditures	(57.0)	to	(47.0)

AFFO	$1,286.0	to	$1,326.0

Weighted average number of common shares (1)	109.7	to	109.7

AFFO per share	$11.72	to	$12.09

(1)	Our assumption for weighted average number of common shares does not contemplate any additional repurchases of the Company’s stock during 2022.

Net Debt, Net Secured Debt, Leverage Ratio, and Secured Leverage Ratio

Net Debt is calculated using the notional principal amount of outstanding debt. Under GAAP policies, the notional principal amount of the Company’s outstanding debt is not necessarily reflected on the face of the Company’s financial statements.

The Net Debt and Leverage calculations are as follows:

	March 31,
	2022
	(in thousands)
2014-2C Tower Securities	$620,000
2018-1C Tower Securities	640,000
2019-1C Tower Securities	1,165,000
2020-1C Tower Securities	750,000
2020-2C Tower Securities	600,000
2021-1C Tower Securities	1,165,000
2021-2C Tower Securities	895,000
2021-3C Tower Securities	895,000
Revolving Credit Facility	680,000
2018 Term Loan	2,310,000

Total secured debt	9,720,000
2020 Senior Notes	1,500,000
2021 Senior Notes	1,500,000

Total unsecured debt	3,000,000

Total debt	$12,720,000

Leverage Ratio
Total debt	$12,720,000
Less: Cash and cash equivalents, short-term restricted cash and short-term investments	(334,103)

Net debt	$12,385,897

Divided by: Annualized Adjusted EBITDA	$1,695,004

Leverage Ratio	7.3	x

Secured Leverage Ratio
Total secured debt	$9,720,000
Less: Cash and cash equivalents, short-term restricted cash and short-term investments	(334,103)

Net Secured Debt	$9,385,897

Divided by: Annualized Adjusted EBITDA	$1,695,004

Secured Leverage Ratio	5.5	x